UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2017

NGL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue

Suite 805

Tulsa, Oklahoma 74136

(Address of principal executive offices) (Zip Code)

(918) 481-1119

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 15, 2017, NGL Energy Partners LP (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC (“Credit Suisse”) and Wells Fargo Securities, LLC (“Wells Fargo”), as representatives (the “Representatives”) of the underwriters named in Schedule I attached to the Underwriting Agreement (collectively, with Credit Suisse and Wells Fargo, the “Underwriters”), pursuant to which the Partnership agreed to sell to the Underwriters up to 10,120,000 common units (the “Units”) representing limited partner interests in the Partnership (including 1,320,000 Units pursuant to the Underwriters’ option to purchase additional Units) at a price of $22.001 per Unit. The Units have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (File No. 333-216079) of the Partnership and the base prospectus, dated February 15, 2017, included therein, as supplemented by the prospectus supplement, dated February 15, 2017, relating to the Units, to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(5) under the Securities Act on February 17, 2017. Legal opinions relating to the Units are included as Exhibits 5.1 and 8.1 hereto.

The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership, and customary conditions to closing, indemnification obligations of the Partnership and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. Furthermore, each of the Partnership’s executive officers and certain holders of the Partnership’s common units have agreed with the Underwriters to not offer or sell the Partnership’s common units (or securities convertible into or exchangable for common units), subject to customary exceptions, for a period of 45 days after the date of the Underwriting Agreement without the prior written consent of the Underwriters. The summary of the Underwriting Agreement in this report does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

The offering is expected to close on February 22, 2017. As described in the prospectus supplement, the Partnership intends to use the net proceeds from the offering to repay borrowings under its credit facility.

The Underwriters may, from time to time, engage in transactions with and perform services for the Partnership and its affiliates in the ordinary course of business. Affiliates of certain of the Underwriters are lenders under the Partnership’s revolving credit facility and, accordingly, will receive a portion of the net proceeds from the offering.

Item 8.01. Other Events

On February 15, 2017, the Partnership issued a press release announcing that it had commenced the offering of the Units. Also on February 15, 2017, the Partnership issued a press release announcing that it had priced the upsized offering of the Units. Copies of the press releases are filed as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1

Underwriting Agreement dated as of February 15, 2017 by and among the Partnership and Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Winston & Strawn LLP regarding legality of the Units

8.1	Opinion of Winston & Strawn LLP relating to tax matters

23.1	Consent of Winston & Strawn LLP (included in Exhibit 5.1 hereto)

23.2	Consent of Winston & Strawn LLP (included in Exhibit 8.1 hereto)

99.1	Press release dated February 15, 2017

99.2	Press release dated February 15, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP

By:	NGL Energy Holdings LLC, its general partner

Date: February 17, 2017	By:	/s/ H. Michael Krimbill
H. Michael Krimbill Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1

Underwriting Agreement dated as of February 15, 2017 by and among the Partnership and Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Winston & Strawn LLP regarding legality of the Units

8.1	Opinion of Winston & Strawn LLP relating to tax matters

23.1	Consent of Winston & Strawn LLP (included in Exhibit 5.1 hereto)

23.2	Consent of Winston & Strawn LLP (included in Exhibit 8.1 hereto)

99.1	Press release dated February 15, 2017

99.2	Press release dated February 15, 2017